UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards

As previously disclosed, on March 13, 2020, Evolve Transition Infrastructure GP, LLC, the general partner (the “General Partner”) of Evolve Transition Infrastructure LP (the “Partnership”), entered into separate Award Letter Agreements with Gerald F. Willinger, our chief executive officer, and Charles C. Ward, our chief financial officer (the “2020 Award Letter Agreements”), copies of which were filed with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed on March 16, 2021 (the “2020 Form 10-K”).  Pursuant to the 2020 Award Letter Agreements, the board of directors of the General Partner (the “Board”) agreed with Messrs. Willinger and Ward to grant awards with respect to the performance of the Partnership in 2019 in amounts equal to $1,300,000 for Mr. Willinger, and $550,000 for Mr. Ward (the “Deferred Awards”). However, due to the declining market price of the Partnership’s common units from 2019 to 2020, the dilutive effect of granting awards to Messrs. Willinger and Ward under the Sanchez Production Partners LP Long-Term Incentive Plan (the “Plan”) in March 2020 would have been extreme and in order to advance the interests of the Partnership and its unitholders, Messrs. Willinger and Ward agreed with the General Partner to defer to determination on the form of the Deferred Awards until a time prior to March 31, 2021.

On March 18, 2021, the Board determined that the form of the Deferred Awards would be grants of restricted units under the Plan. On March 18, 2020 (the “Grant Date”), the Board approved the grant of (i) 1,160,714 restricted units to Mr. Willinger under the Plan, and (ii) 491,071 restricted units to Mr. Ward under the Plan.  The grants of restricted units were made pursuant to an Award Agreement Relating to Restricted Units entered into with each of Mr. Willinger and Mr. Ward (collectively, the “Award Agreements”). Pursuant to the Award Agreements, two-thirds of the restricted units vest on the first anniversary of the Grant Date, with the remaining one-third of the restricted units vesting on the second anniversary of the Grant Date. Except in connection with a Change in Control (as defined in the Plan), a Participant’s Disability (as defined in the Plan), or Involuntary Termination (as defined in the Award Agreements) or in the discretion of the Board, any unvested restricted units will be forfeited upon such time as the grantee is no longer an officer, employee, consultant or director of the Partnership, the General Partner, any of their affiliates or any other person performing bona fide services for the Partnership and its subsidiaries.

No bonus information was omitted from the Summary Compensation Table in the 2020 Form 10-K, rather, because the form of the Deferred Awards was unknown at the time of filing of the 2020 Form 10-K, the dollar value of the Deferred Awards was included in the Bonus column of the Summary Compensation Table. As such, the 2020 total compensation figure for each of Messrs. Willinger and Ward disclosed in the Summary Compensation Table of the 2020 Form 10-K will not change as a result of the grants of restricted units disclosed herein.

The foregoing description of the Award Agreements is not complete and is qualified in its entirety by reference to the full text of the Plan, the Award Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference, and copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit
10.1	Form of Award Agreement Relating to Restricted Units.
10.2	Award Agreement Relating to Restricted Units, dated March 18, 2021, between Evolve Transition Infrastructure LP and Gerald F. Willinger.
10.3	Award Agreement Relating to Restricted Units, dated March 18, 2021, between Evolve Transition Infrastructure LP and Charles C. Ward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: March 23, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary